Exhibit 10.43
STOCK CREDIT PLAN FOR 2006-2007
Of
FEDERATED DEPARTMENT STORES, INC.
1. Purpose of the Plan.
The purpose of this Plan is to further the achievement of certain priorities of the strategic plan of Federated Department Stores, Inc. (the “Company”) by offering long-term incentives in addition to current compensation to those officers and key employees of the Company and its subsidiaries who will be largely responsible for achievement.
2. Administration of the Plan.
The Plan shall be administered by the Compensation and Management Development Committee of the Board of Directors of the Company (the “Committee”). No member of the Committee while serving as such shall be eligible for participation in the Plan.
Subject to the provisions of the Plan, the Committee shall have exclusive power to select the employees to be granted Stock Credits, to determine the number of Stock Credits to be granted to each employee selected, to determine the time or times when Stock Credits will be granted, to determine that all participants shall be of a single class or to divide participants into different classes, and to determine the time or times, and the conditions, subject to which any awards may become payable. Subject to the requirements of Section 409A of the Internal Revenue Code (“Section 409A”), the Committee may, in its sole discretion, waive or accelerate any provision of this Plan.
Decisions and determinations by the Committee shall be final and binding upon all parties, including shareholders, participants, and other employees. The Committee shall have the authority to interpret the Plan, to establish and revise rules and regulations relating to the Plan, and to make any other determinations that it believes necessary or advisable for the administration of the Plan.
3. Participation.
Individual participants in the Plan shall be selected by the Committee from key employees of the Company and its subsidiaries. The term “employee” shall mean any person (including any officer) employed by the Company or a subsidiary on a salaried basis and, except as provided in Section 2 above with respect to Committee members, no employee shall be excluded because he is also a Director of the Company or any of its subsidiaries.
4. Stock Credits.
Awards under this Plan shall be granted to a participant in the form of Stock Credits (“Stock Credits”), which shall be credited to a Stock Credit Account to be maintained for such participant. Each Stock Credit shall be deemed to be equivalent in value to one share of Common Stock of the Company. Stock Credits awarded under this Plan shall be credited with dividend equivalents during the Holding Period until such Stock Credits are forfeited or paid out pursuant to Section 6 or 8 below. Dividend equivalents, which will be paid only on whole, not fractional, Stock Credits, will be converted to additional Stock Credits (in whole and fractional shares) based on the 20-day average closing price of the Common Stock of the Company as of the record date.
The Committee may award the following Stock Credits: (i) Core Stock Credits, a portion of which shall be earned based on achievement of certain strategic objectives of the Company during the Performance Period, and a portion of which shall be earned based solely on the participant’s service, and (ii) Merger Synergies Stock Credits, which shall be earned based on achievement of certain strategic objectives related to merger activities during the Performance Period.
5. Time of Grant of Awards.
The Committee shall make grants of awards of Stock Credits during the first year of the Performance Period (i.e., Spring 2006).
6. Right to Payment of Stock Credits.
A participant shall have no right to receive payment for any part of his Stock Credits and all of his Stock Credits shall be forfeited unless he remains in the employment of the Company or a subsidiary at all times from the date of grant of the award through the earliest to occur of: (a) the last day of the Holding Period; (b) his retirement date (defined as any time after age 62 with at least 10 years of vesting service, as determined for purposes of the Federated Department Stores, Inc. Cash Account Pension Plan) during the Performance Period or the Holding Period; (c) his retirement date (defined as any time between age 55 and age 62 with at least 10 years of vesting service, as determined for purposes of the Federated Department Stores, Inc. Cash Account Pension Plan) during the Holding Period; (d) his involuntary termination without Cause; (e) his death while employed by the Company or a subsidiary; (f) Total Disability while employed by the Company or a subsidiary; or (g) the circumstances described in Section 7.
The extent to which a participant earns the right to receive payment of all or part of the Stock Credits in an award grant shall be determined by the Committee based on the degree to which the Company has achieved certain strategic plan objectives as established by the Committee for the Performance Period, but in no event will be less than the portion of the Core Stock Credits allocated to the participant that are not based on achieving certain performance objectives. Each participant shall receive payment of the same percentage of his/her Stock Credits. Any Stock Credits allocated to a participant that are not paid shall be forfeited. Payment of Stock Credits shall include any applicable dividend equivalents credited to such Stock Credits pursuant to Section 4.
A participant who, during the Performance Period (i) retires at or after age 62 with at least 10 years of vesting service, or (ii) is terminated without Cause, will receive a payment equal to the number of Stock Credits earned during the Performance Period under this Section 6 multiplied by a fraction, the numerator of which is the number of months that the participant was employed during the Performance Period and the denominator of which is 24. The payment will be made at the same time and in the same manner as applicable to the active participants.
A participant who, during the Holding Period (i) retires at or after age 62 with at least 10 years of vesting service, or (ii) is terminated without Cause, will receive the number of Stock Credits earned during the Performance Period under this Section 6. The payment will be made at the same time and in the same manner as applicable to the active participants.
A participant who retires during the Holding Period between age 55 and 62 with at least 10 years of vesting service will be entitled to a pro-rata payment of his/her Stock Credits equal to the number of Stock Credits (whether service based or performance based, and including dividend equivalents) earned during the Performance Period under this Section 6, one-half of which is multiplied by a fraction, the numerator of which is the total number of months that the participant was employed during the Performance Period plus the Holding

Period and the denominator of which is 48 and the other half of which is multiplied by a fraction, the numerator of which is the total number of months that the participant was employed during the Performance Period plus the Holding Period and the denominator of which is 60. The payment will be made at the same time and in the same manner as applicable to the active participants.
In the case of death or Total Disability during the Performance Period, a payment equal to the portion of the Core Stock Credits allocated to the participant that are not based on achieving certain performance objectives, discounted to present value (using the Company’s standard discount rate) at the time of death or determination of the Total Disability, will be made to the estate or to the participant.
In the case of death or Total Disability during the Holding Period, a lump sum payment of the discounted present value of the account (using the Company’s standard discount rate) will be made to the estate or to the participant.
Except as otherwise determined by the Committee in accordance with this Plan, a participant’s right to receive payment for his Stock Credits shall be forfeited automatically and without further notice on the date that the participant ceases to be an employee of the Company or a subsidiary by reason other than as set forth above prior to the last day of the Holding Period.
The Committee may, if in the opinion of the Committee circumstances warrant such action, approve payment of any or all of Stock Credits which would otherwise be forfeited as a result of a participant failing to remain in the employment of the participating Companies for the required period, provided, however, that no such payment shall be accelerated unless such acceleration would be permitted under Section 409A of the Internal Revenue Code.
7. Change in Control
Upon a Change in Control, the strategic plan objectives shall be deemed achieved. In addition, Participants shall be entitled to an immediate payment equal to 100% of the Stock Credit balance. The value of a Participant’s Stock Credit balance shall be based on the value at which the company’s stock is purchased or exchanged pursuant to the Change in Control agreement. Notwithstanding the foregoing, if the Change in Control is not deemed to be a Change in Control under Section 409A, payments shall be made on the earlier of a separation from service for any reason (or the six month anniversary of the separation from service if required by Section 409A) or in accordance with Section 8.
8. Form and Timing of Payment.
All payments shall be made wholly in cash. Except as otherwise provided herein with respect to death, Total Disability or a Change in Control, payments shall be made to the holder of Stock Credits in two installments. The first installment, equal to 50% of the Stock Credits and 50% of the dividends to be paid pursuant to Section 6 above will be made in a lump sum within 15 days following the first day of the Company’s 2010 fiscal year. The second installment, equal to the remainder of the participant’s Stock Credits and dividends to be paid pursuant to Section 6, above, will be made in a lump sum within 15 days following the first day of the Company’s 2011 fiscal year. The amount of cash to be paid shall be based on the 20-day average value of the Company’s common stock as of the last day of the company’s fiscal year immediately preceding the year of payment, as reported on the New York Stock Exchange.
For a participant (or a participant’s estate) who becomes entitled to payment under Section 6, above, as a result of death or Total Disability, payment shall be made as soon as reasonably possible following death or determination by the Committee of a participant’s Total Disability. Such payment shall be made in a single lump sum.
Payments shall not be considered compensation for purposes of the Company’s qualified or nonqualified retirement plans or its group health and welfare benefit plans.

9. Miscellaneous Provisions.
A. An employee’s rights and interests under the Plan may not be assigned or transferred. In the case of an employee’s death, payment of Stock Credits due under this Plan shall be made to his estate.
B. No employee or other person shall have any claim or right to be granted an award under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of any participating Company.
C. The Company shall have the right to deduct from all awards paid in cash any taxes or other amounts required by law to be withheld with respect to such cash awards.
D. As used in this Plan, the following terms shall have the following meanings:
“Cause”, as it relates to the termination of a participant’s employment, means “cause” as defined in any employment agreement the participant may have with the Company or a Subsidiary or, if no such agreement exists cause shall mean:
(i) An intentional act of fraud, embezzlement, theft or any other material violation of law in connection with the Employee’s duties or in the course of his employment with the Company;
(ii) Intentional wrongful damage to material assets of the Company;
(iii) Intentional wrongful disclosure of material confidential information of the Company
(iv) Intentional wrongful engagement in any competitive activity which would constitute a material breach of the duty of loyalty; or
(v) Intentional breach of any stated material employment policy of the Company.
No act, or failure to act, on the part of an Employee shall be deemed “intentional” if it was due primarily to an error in judgment or negligence but shall be deemed “intentional” only if done, or omitted to be done, by the Employee not in good faith and without reasonable belief that his action or omission was in or not opposed to the best interest of the Employer. Failure to meet performance standards or objectives of the Company shall not constitute Cause for purposes hereof.
“Change in Control,” means the occurrence during the term of this plan of any of the following events:
     (i) The Company is merged, consolidated, or reorganized into or with another corporation or other legal entity, and as a result of or immediately following such merger, consolidation, or reorganization less than a majority of the combined voting power of the then-outstanding securities of such other corporation or entity immediately after such transaction are held in the aggregate by the holders of the then-outstanding securities entitled to vote generally in the election of directors of the Company (“Voting Stock”) immediately prior to such transaction;
     (ii) The Company sells or otherwise transfers all or substantially all of its assets to another corporation or other legal entity and, as a result of or immediately following such sale or transfer, less than a majority of the combined voting power of the then-outstanding securities of such other corporation or entity immediately after such sale or transfer is held in the aggregate by the holders of Voting Stock of the Company immediately prior to such sale or transfer;
     (iii) There is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form, or report or item therein), each as promulgated pursuant to the Securities Exchange Act of 1934, as amended (the

“Exchange Act”), disclosing that any person (as the term “person” is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term “beneficial owner” is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 25% or more the of the combined voting power of the Voting Stock of the Company (a “25% holder”), provided, however that no such person will be deemed to constitute a 25% holder by reason of such person’s increase in percentage ownership of Voting Stock resulting from repurchases of Voting Stock by the Company or any subsidiary unless thereafter such person purchases or otherwise acquires more than 100,000 additional shares of Voting Stock;
     (iv) The Company files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form, or report or item therein) that a change in control of the Company has occurred or will occur in the future pursuant to any then-existing contract or transaction; or
     (v) If, during any period of two consecutive years, individuals who at the beginning of any such period constitute the directors of the Company cease for any reason to constitute at least a majority thereof; provided, however, that for purposes of this clause (v) the following persons will in all events be deemed to be directors of the Company as of the beginning of the relevant two-year period: each director who is first elected, or first nominated for election by the Company’s stockholders, by a vote of at least two-thirds of the directors of the Company (or a committee thereof) then still in office who were directors of the Company at the beginning of the relevant two-year period (including any person deemed to be a director pursuant to the immediately preceding clause.
Notwithstanding the foregoing provisions of Section (iii) or (iv), unless otherwise determined in a specific case by majority vote of the Board of Directors of the Company (the “Board”), a “Change in Control” will not be deemed to have occurred for purposes of clauses (iii) or (iv) solely because (1) the Company, (2) an entity in which the Company, directly or indirectly, beneficially owns 50% or more of the voting securities (an “Affiliate”), or (3) any employee stock ownership plan or any other employee benefit plan of the Company or any Affiliate either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D, Schedule 14D-1, Form 8-K, or Schedule 14A (or any successor schedule, form, or report or item therein) under the Exchange Act disclosing beneficial ownership by it of shares of Voting Stock, whether in excess of 25% or otherwise, or because the Company reports that a change in control of the Company has occurred or will occur in the future by reason of such beneficial ownership.
“Holding Period,” means the period beginning on the date following the Performance Period and ending on the following dates: (i) in the case of 50% of the Stock Credits and any dividends thereon, the last day of Company’s fiscal year that begins in 2009 and (ii) in the case of the remaining 50% of Stock Credits and any dividends thereon, the last day of Company’s fiscal year that begins in 2010.
“Performance Period” means the period during which the Company’s achievement of its strategic plan is measured (i.e., the fiscal years of the Company that begin in 2006 and 2007).
“Total Disability” means, because of physical or mental impairment a participant is unable to perform his duties for a period of 12 months or the Social Security Administration makes a determination that an employee is disabled. The Committee, upon the basis of such evidence, shall make all determinations as to the date and extent of disability of any participant as the Committee deems necessary and desirable.
“Subsidiary” means any corporation or other entity a majority of whose outstanding voting power is held, directly or indirectly, by the Company.
10. Amendments and Termination.

The Board of Directors may at any time amend or terminate this Plan with regard to any or all Stock Credits, whether awarded or not, including to comply with Section 409A of the Internal Revenue Code; provided that, upon a Plan termination, payments with respect to outstanding Stock Credits shall not be accelerated unless such acceleration would be permitted under Section 409A. If circumstances warrant, the Committee may, during the Performance Period, modify the objectives or the minimum level of achievement necessary to earn payment of Stock Credits.
11. Governing Law
The interpretation, performance, and enforcement of this Plan shall be governed by the laws of the State of Ohio, without giving effect to the principles of conflict of laws thereof.
12. Effective Date of the Plan.
The Plan shall be effective as of March 24, 2006.